                                                                      EXHIBIT 11



                             HARBINGER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE



                                                     Three Months Ended                        Six Months Ended
                                              --------------------------------         ----------------------------------
                                                         March 31,                                  June 30,
                                              --------------------------------         ----------------------------------
PRIMARY                                          1996                  1995                1996                  1995
                                              -----------           ----------         ------------           -----------
Weighted average common
  stock outstanding                            10,741,000            7,407,000           10,539,000             7,405,000
Net effect of dilutive stock options
  and warrants
    - based on the treasury method                 -                   506,000               -                    506,000
                                              -----------           ----------         ------------           -----------

        Total                                  10,741,000            7,913,000           10,539,000             7,911,000
                                              ===========           ==========         ============           ===========
Net income applicable to common
  stockholders                                $  (107,000)          $  210,000         $ (8,407,000)          $   376,000
                                              ===========           ==========         ============           ===========
Net income per share applicable to
  common stockholders                         $     (0.01)          $     0.03         $      (0.80)          $      0.05
                                              ===========           ==========         ============           ===========


Computational note:

      In connection with the computations for 1996, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive. In connection with the computations for 1995, the Company has included the effect of dilutive stock options and warrants pursuant to the rules of Securities and Exchange Commission.